                                                                    Exhibit A-78

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Core, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:




                     NORTHERN INDIANA PUBLIC SERVICE COMPANY

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, SUE; ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 05, 1999.

                                In Witness Whereof, I have hereunto set my

                hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fifth day of May, 1999.



                                /s/ Sue Anne Gilroy




                                SUE ANNE GILROY, Secretary of  State





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 ARTICLES OF AMENDMENT OF THE                               SUE ANNE GILROY
                               SECRETARY OF STATE
                                                CORPORATIONS DIVISION
 ARTICLES OF INCORPORATION
  STATE FORM 36333 (R7 / 4-95)                            INDIANA CODE 23-1-38-1
et seq

 APPROVED BY STATE BOARD OF ACCOUNTS 1995

INSTRUCTIONS: Use 8 1/2' x 11 ' white paper for inserts
Present original and one copies to the address In the upper right comer of this loan. Please TYPE or PRINT.
                                                FILING FEE IS $30.00

I                                           ARTICLES OF AMENDMENT OF THE
                                            ARTICLES OF INCORPORATION OF
 NAME OF CORPORATION
 Northern Indiana Public Service Company

The undersigned officers of:
Northern Indiana Public Service Company

   (hereinafter referred to as the 'Corporation') existing pursuant to the provisions of: (Indicate appropriate act)
      (R) Indiana Business Corporation Law                           Indiana
   Professional Corporation Act of 1983
   as amended (hereinafter retorted to as the 'Act'), desiring to glue notice of corporate action effectuating amendment of certain provisions of Its
   Articles of Incorporation, certify the following facts:

                                            ARTICLE I AMENDMENTS

SECTION 1 the mate of incorporation of the Corporation is:
    8/2/12
SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation Is:
    Northern Indiana Public Service Company
SECTION 3

The exact text of Article(s) IX. Section 1 of the Articles of Incorporation is now as follows:

'Section 1. Number and Classes of Directors. The Board of Directors shall consist of not less than seven (7) nor note than nine (9) members, as determined from time to time by the Board of Directors, classified with respect to the time for which they shall severally hold office by dividing them into three classes, and after being so classified one-third (1/3) of the Directors, or as near as tray be, shall be elected annually for a term of three (3) years. All directors of the Corporation shall hold office until their successors are elected and qualified. In the event that the holders of cumulative preferred stock or cumulative preference stock are entitled at any shareholders meeting to elect members of the Board of Directors, then the term of office of all persons who may be directors shall terminate upon the election of their successors at such meeting of shareholders.'

    Section 4 Date of each amendment's adoption:

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                                                       April 21, 1999

                         (Continued on the reverse aide)

ARTICLE 11 MANNER OF ADOPTION AND VOTE
 Strike inapplicable section:

    SECTION 1 This amendment was adopted by the Board of Directors or Incorporators and shareholder action was not required.

    SECTION 2 The shareholders of the Corporation entitled to vote In respect to the amendment adopted the proposed amendment. The amendment was adopted by:

                A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
                        Shares entitled to vote.

                        Number of shares represented at the meeting.

                        Shares voted in favor.

                        Shares voted against.

                B. Written consent executed on April 21, 1999 and signed by all such shareholders.
                                  ARTICLE III Compliance with Legal Requirements

   The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.


   I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 28th day of April, 1999.





  Signature of current officer                          Printed name of officer

  /s/ Nina M. Rausch
                                                        Nina M. Rausch
  Officer's title
   Secretary